Exhibit 4.01 (b)


               INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE entered into as of the 1st day of February, 1985, among EQUITABLE RESOURCES, INC., a Pennsylvania corporation, formerly known as Equitable Gas Company (the "Issuer"), PITTSBURGH NATIONAL BANK ("PNB"), and BANKERS TRUST COMPANY, a New York banking corporation ("Bankers").

                                  W I T N E S S E T H

               WHEREAS, the Issuer and PNB entered into an Indenture dated as of April 1, 1983 (the "Indenture") providing for the issuance from time to time of the Issuer's unsecured debentures, notes or other evidences of indebtedness (defined in the Indenture as "Securities"), to be issued in one or more series as provided in the Indenture;

               WHEREAS, there has been issued under the Indenture
          $50,000,000 aggregate principal amount of the Issuer's
          Debentures, 12-1/8% Series Due April 1, 2008 (the "Debentures"), all of which are outstanding at the date hereof and which are the only Securities outstanding under the Indenture;

               WHEREAS, PNB has been acting as Trustee under the Indenture:

               WHEREAS, Section 610 (b) of the Indenture provides that the Trustee may resign at any time and be discharged of the trust created by the Indenture by giving written notice thereof to the Issuer and by mailing notice of its resignation to the holders of Debentures;

               WHEREAS, Section 610 (e) of the Indenture further provides for the appointment by the Issuer of a successor Trustee in the event of the Trustee's resignation;

               WHEREAS, the Issuer has, by action of its Board of Directors, determined to appoint Bankers as successor Trustee under the Indenture; and

               WHEREAS, Bankers is qualified to act as successor Trustee under the Indenture and is willing to accept such appointment as successor Trustee on the terms and conditions set forth herein and under the Indenture.

               NOW, THEREFORE, pursuant to the provisions of the Indenture, in consideration of the covenants herein contained and intending to be legally bound hereby, the Issuer, PNB and Bankers agree as follows:

               1.   PNB hereby resigns as Trustee under the Indenture.

               2. The Issuer hereby accepts the resignation of PNB as Trustee under the Indenture. Pursuant to the authority vested in it by Section 610 (e) of the Indenture, the Issuer hereby appoints Bankers as successor Trustee under the Indenture, with all the estate, properties, rights, powers, trusts, duties and obligations heretofore vested in PNB as Trustee under the Indenture. The Issuer also hereby designates, pursuant to
          Section 1002 of the Indenture, the corporate trust office of Bankers, presently located at Four Albany Street, New York, New York 10015, as the office or agency of the Issuer in the Borough of Manhattan, the City of New York, New York where (a) the Debentures outstanding under the Indenture may be presented or surrendered for payment, (b) the
          Debentures may be presented for registration of transfer or exchange, and (c) notices and demands to or upon the Issuer in respect of the Indenture or the Debentures may be served. The Issuer also hereby confirms its prior designation, pursuant to
          Section 1002 of the Indenture and Section 5.1 of the Board Resolution establishing certain terms and provisions of the Debentures, of the corporate trust office of PNB, presently located at Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222 as the office or agency of the Issuer in the City of Pittsburgh, Pennsylvania for the aforesaid purposes. PNB's resignation as Trustee, Bankers' succession as Trustee and the designation of the office described in the second preceding sentence shall each be effective at the close of business on the date of this instrument.

               3.   The Issuer represents and warrants to Bankers that:

                    (a) it is validly organized and existing under the laws of the state of its incorporation and has the power and authority to carry out its business as now conducted;

                    (b)  the Debentures were validly and lawfully issued;

                    (c) it has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indenture;

                    (d) it has no knowledge of the existence of any default, or Event of Default (as defined in the Indenture), or any event which upon notice or passage of time or both would become an Event of Default under the Indenture: and

                    (e) it has not appointed any paying agents under the Indenture other than PNB.

               4. PNB represents and warrants to the Issuer and to Bankers that:

                    (a) it has made, or promptly will make, available to Bankers, originals of all documents relating to the trust created by the Indenture and all information in the possession of its corporate trust department relating to the administration of the trust and will furnish to Bankers any of such documents or information as Bankers may select:

                    (b) based on information known to the Trustee, no default, or Event of Default (as defined in the Indenture), or any event which upon notice or passage of time or both would become an Event of Default under the Indenture exists; and

                    (c) it has lawfully and fully discharged its duties as Trustee under the Indenture.

               5. Bankers represents and warrants to the Issuer that it is qualified and eligible to act as Trustee under the Indenture, including under the provisions of Sections 608 and 609 thereof.


               6. Bankers hereby accepts the appointment as successor Trustee under the Indenture and the trust created thereby, and assumes all rights, powers, duties and obligations of the Trustee under the Indenture. Bankers will execute said trust and exercise and perform said rights, powers, duties and obligations upon the terms and conditions set forth in the Indenture.

               7. Bankers hereby accepts the designation of its corporate trust office as the office or agency of the Issuer in the Borough of Manhattan, the City of New York, New York for the purposes specified in paragraph 2.

               8. PNB hereby acknowledges receipt of all compensation and other amounts due it under the Indenture and hereby confirms, assigns, transfers and sets over to Bankers, as successor Trustee under the Indenture, upon the trust expressed in the Indenture, any and all moneys and all the rights, powers, trusts, duties and obligations which PNB now holds as Trustee under and by virtue of the Indenture.

               9. Bankers shall, on behalf of the Company and PNB and at the expense of the
          Company, mail a notice, in the form of Annex A hereto, of the resignation and succession effected hereby to the holders of the Debentures within 10 days of the date hereof.

               10. Except as affected hereby, the Indenture is hereby confirmed and shall remain in full force and effect.

               11. The Issuer and PNB hereby agree, upon the request of Bankers, to execute, acknowledge and deliver such further instruments of conveyance and assurance and do such other things as may be required for more fully and certainly vesting and confirming in Bankers all of the properties, rights, powers, duties and obligations of Bankers as successor Trustee under the Indenture

               12. Terms not otherwise defined in this Agreement are used as defined in the Indenture.

               13. This Agreement and the rights of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

               14. This agreement may be executed and acknowledged in one or more counterparts, and by the different Parties hereunto separate counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon the execution of counterparts hereof by all parties hereto whether or not all such parties have executed the same counterpart.

                WITNESS the due execution hereof as of the date first above written.

          [CORPORATE SEAL]


          ATTEST:                                 EQUITABLE RESOURCES, INC.




                                                  By
          Secretary                                    John C. Bertges,
          Senior Vice
                                                  President - Financial and
                                                  Administrative


          (CORPORATE SEAL)

          ATTEST:                            PITTSBURGH NATIONAL BANK



          Authorized Officer                  By  Joseph A. Richardson, Jr.
                                                  Senior Vice President and
                                                  Secretary


          (CORPORATE SEAL)

          ATTEST:                            BANKERS TRUST COMPANY




          Assistant Secretary                Vice President




                                                            ANNEX A


                           NOTICE OF RESIGNATION OF TRUSTEE
                                         AND
                           APPOINTMENT OF SUCCESSOR TRUSTEE



                                  To the Holders of
                                EQUITABLE GAS COMPANY
                           (now EQUITABLE RESOURCES, INC.)
                     DEBENTURES, 12-1/8% SERIES DUE APRIL 1, 2008
                                  (the "Debentures")




               NOTICE IS HEREBY GIVEN that, pursuant to Section 610 of the Indenture dated as of April 1, 1983 (the "Indenture") under which the above mentioned Debentures were issued, the undersigned PITTSBURGH NATIONAL BANK has resigned as Trustee under the Indenture, and EQUITABLE RESOURCES, INC., formerly Equitable Gas Company (the "Company"), has appointed BANKERS TRUST COMPANY as successor Trustee under the Indenture. Bankers Trust Company has, pursuant to Section 611 of the Indenture, accepted such appointment. The address of the corporate trust office of the successor Trustee is Four Albany Street, New York, New York 10015. The Company has also designated said office as the office or agency of the Company in the Borough of Manhattan, the City of New York, New York where (a) the Debentures may be presented or surrendered for payment, (b) the Debentures may be presented for registration of transfer or exchange and (c) notices and demands to or upon the Company in respect of the Debentures or the Indenture may be served. Such resignation and succession and the designation of such office are all effective at the close of business on the date of this Notice. Pittsburgh National Bank remains the office or agency of the Company for such purposes in the City of Pittsburgh, Pennsylvania.

               Debentures being sent for payment or registration of transfer or exchange should be sent to one of the following addresses:

          By Mail                            By Hand

          Corporate Trust Office             Corporate Trust Office
          Pittsburgh National Bank           Pittsburgh National Bank
          Fifth Avenue and Wood Street       Fifth Avenue and Wood Street
          Pittsburgh, PA 15222               Pittsburgh, PA     15222

          Bankers Trust Company              Bankers Trust Company
          Corporate Trust and Agency Group   Corporate Trust and Agency
          Group
          Securities Processing Service      Securities Processing Service
               Division                         Division
          P. O. Box 2579                     123 Washington Street
          Church Street Station              First Floor
          New York, NY 10008                 New York, NY  10006


          Dated: February 1, 1985            EQUITABLE RESOURCES, INC.
                                             PITTSBURGH NATIONAL BANK
                                             BANKERS TRUST COMPANY





          COMMONWEALTH OF PENNSYLVANIA    )
                                          ) ss:
          COUNTY OF ALLEGHENY             )

               On this 1st day of February, 1985, before me, the undersigned officer, personally appeared JOHN C. BERTGES, who acknowledged himself to be Vice President - Financial and Administrative of Equitable Resources, Inc., a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.



          Notary Public
          My Commission Expires


          COMMONWEALTH OF PENNSYLVANIA      )
                                            ) ss:
          COUNTY OF ALLEGHENY               )

               On this 1st day of February, 1985, before me, the undersigned officer, personally appeared JOSEPH A. RICHARDSON, JR., who acknowledged himself to be Senior Vice President and Secretary of Pittsburgh National Bank, a national banking association, and that he as such Senior Vice President and Secretary, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said banking association by himself as Vice President and Secretary.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.


          Notary Public
          My Commission Expires:



          STATE OF NEW YORK      )
                                 ) ss:
          COUNTY OF NEW YORK     )


               On this 1st day of February, 1985, before me, the undersigned officer, personally appeared T.J. Moskio who acknowledged himself to be Vice President of Bankers Trust Company, a New York banking association, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said banking association by himself as Vice President.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.


          Notary Public

          By Commission Expires: